Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements  (Form S-3 No. 333-206707 and Form S-8 Nos. 333-197946) of T2 Biosystems, Inc. and in the related Prospectus of our report dated March 15, 2017, with respect to the consolidated financial statements of T2 Biosystems, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2016.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 15, 2017